UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 31, 2006

VIKING SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-49636	86-0913802
(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 900 San Diego CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-431-4010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

Effective May 31, 2006, Gregory M. Decker was appointed Chief Financial Officer of the Registrant. Mr. Decker replaces Joseph Warrino, who continues to serve as Secretary of the Registrant and will remain with the Company in the position of Vice President of Finance and Administration. The Registrant anticipates that employment compensation terms for Mr. Decker will be finalized within the next several weeks. Mr. Decker served most recently as the Chief Financial Officer of Sensoria Corporation, a venture-funded wireless communications company. Mr. Decker has more than 20 years of financial and general management experience with telecom services, infrastructure and terminal equipment -- in both start-up and Fortune 500 companies. Prior to joining Sensoria, Mr. Decker was Senior Vice President and CFO of NeoPoint, Inc., a developer of wireless "Smartphones" and wireless Internet services. Previously, Mr. Decker was the Finance Director for Qualcomm's $1-billion Consumer Products Division, and Controller for Ericsson Raynet. He holds a bachelor's degree from Pomona College and a Masters in Business Administration from Harvard's Graduate School of Business.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 5, 2006	VIKING SYSTEMS, INC.

By: /s/ Donald Tucker
Chief Executive Officer